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Exhibit 10(d)

CONSTELLATION ENERGY GROUP, INC.
DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

        1.    Objective.    The objective of this Plan is to offer a portion of the Compensation of non-employee Directors of Constellation Energy Group in the form of Stock Units, thereby promoting a greater identity of interest between Constellation Energy Group's non-employee Directors and its stockholders, and to enable such Directors to defer receipt of their Compensation that is payable in cash.

        2.    Definitions.    As used herein, the following terms will have the meaning specified below:

          "Annual Retainer" means the amount payable by Constellation Energy Group to a Director as annual compensation for performance of services as a Director, and includes Committee Chair retainers. All other amounts (including without limitation Board/committee meeting fees, and expense reimbursements) shall be excluded in calculating the amount of the Annual Retainer.

          "Board" means the Board of Directors of Constellation Energy Group.

          "Cash Account" means an account by that name established pursuant to Section 7. The maintenance of Cash Accounts is for bookkeeping purposes only.

          "Change in Control" means the occurrence of any one of the following events:

              (i)  individuals who, on January 24, 2003, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 24, 2003, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Constellation Energy Group (the "Company") in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

             (ii)  any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (a) by the Company or any corporation with respect to which the Company owns a majority of the outstanding shares of common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (a "Subsidiary Company"), (b) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary Company, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, (d) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (e) pursuant to any acquisition by Plan participant or any group of persons including Plan participant (or any entity controlled by Plan participant or any group of persons including Plan participant);

            (iii)  consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiary Companies, (a "Business Combination"), unless immediately following such Business Combination: (a) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (b) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or

    becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (c) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B), and (c) above shall be deemed to be a "Non-Qualifying Transaction"); or

             (iv)  the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the consummation of a sale of all or substantially all of the Company's assets.

        Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

          "Committee" means the Compensation Committee of the Board.

          "Common Stock" means the common stock, without par value, of Constellation Energy Group.

          "Compensation" means any Annual Retainer and meeting fees payable by Constellation Energy Group to a participant in his/her capacity as a Director. Compensation excludes expense reimbursements paid by Constellation Energy Group to a participant in his/her capacity as a Director.

          "Constellation Energy Group" means Constellation Energy Group, Inc., a Maryland corporation, or its successor.

          "Deferred Cash Compensation" means any cash Compensation that is voluntarily deferred by a participant pursuant to Section 6.

          "Director" means a member of the Board who is not an employee of Constellation Energy Group or any of its subsidiaries/affiliates.

          "Disability" or "Disabled" means that the Plan Administrator has determined that the participant is unable to fulfill his/her responsibilities of Board membership because of illness or injury. For purposes of this Plan, a participant's eligibility to participate shall be deemed to have terminated on the date he/she is determined by the Plan Administrator to be Disabled.

          "Earnings" means, with respect to the Cash Account, hypothetical interest credited to the Cash Account.

          "Earnings" means, with respect to the Stock Account, hypothetical dividends credited to the Stock Account.

          "Fair Market Value" means, as of any specified date, the average closing price of a share of Common Stock, reported in "New York Stock Exchange Composite Transactions" as published in the Eastern Edition of The Wall Street Journal averaged for the most recent 20 days during which Common Stock was traded on the New York Stock Exchange (including such valuation date if a trading date).

          "Plan Accounts" means a participant's Cash Account and/or Stock Account. The maintenance of Plan Accounts is for bookkeeping purposes only.

          "Plan Administrator" means, as set forth in Section 3, the Board.

          "Stock Account" means an account by that name established pursuant to Section 8. The maintenance of Stock Accounts is for bookkeeping purposes only.

          "Stock Unit(s)" means the share equivalents credited to a Participant's Stock Account pursuant to Section 8. The use of Stock Units is for bookkeeping purposes only; the Stock Units are not actual shares of Common Stock. Constellation Energy Group will not reserve or otherwise set aside any Common Stock for or to any Stock Account.

        3.    Plan Administration.

          (i)  Plan Administrator—The Plan is administered by the Board, who has sole authority to interpret the Plan, and, in general, to make all other determinations advisable for the administration of the Plan to achieve its stated

objective. Decisions by the Plan Administrator shall be final and binding upon all persons for all purposes. The Plan Administrator shall have the power to delegate all or any part of its non-discretionary duties to one or more designees, and to withdraw such authority, by written designation.

         (ii)  Amendment—This Plan may be amended from time to time or suspended or terminated at any time, at the written direction of the Plan Administrator. However, amendments required to keep the Plan in compliance with applicable laws and regulations may be made by the Vice President—Human Resources of Constellation Energy Group (or other vice president succeeding to that function) on advice of counsel. Nothing herein creates a vested right.

        (iii)  Indemnification—The Plan Administrator (and its designees), Chairman of the Board, Chief Executive Officer, President, and Vice President—Human Resources of Constellation Energy Group and all other employees of Constellation Energy Group or its subsidiaries/affiliates whose assigned duties include matters under the Plan, shall be indemnified by Constellation Energy Group or its subsidiaries/affiliates or from proceeds under insurance policies purchased by Constellation Energy Group or its subsidiaries/affiliates, against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any related claim.

        4.    Eligibility and Participation.

          (i)  Mandatory participation—A Director, at the discretion of the Board, may be required at such times designated by the Board to participate in this Plan with respect to the receipt of all or part of his/her Compensation in the form of Stock Units under Section 5 of the Plan.

         (ii)  Voluntary participation—A Director is eligible to participate in the Plan by electing to defer all or certain portions of the participant's Compensation, that is payable in cash, under Section 6 of the Plan, while so classified.

        (iii)  Termination of participation—Eligibility to participate shall terminate on the date the participant ceases to be a Director. Notwithstanding termination of eligibility, such person with Plan Accounts will remain a participant of the Plan, solely for purposes of the administration of existing Plan Accounts, and no additional Stock Units will be granted and no further deferrals of cash Compensation under the Plan will be permitted.

        5.    Mandatory Stock Units.    To the extent designated from time to time by the Board as set forth in Section 4(i), the Stock Account of a participant will be credited on January 1 of each applicable calendar year with Stock Units equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased, with the applicable percentage (as designated by the Board) of the participant's Annual Retainer for such calendar year, at Fair Market Value on January 1.

        If a participant initially becomes a Director during such applicable calendar year, the Stock Account of the participant for such calendar year will be credited, on the date that is the first day of the calendar month after the participant initially becomes a Director, with Stock Units equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased at Fair Market Value on such date, with an amount equal to (i) the applicable percentage (as designated by the Board) of the participant's Annual Retainer multiplied by (ii) a fraction the numerator of which is the number of calendar months in the calendar year on and after the date the participant initially becomes a Director (counting a partial month as a full month), and the denominator of which is 12.

        The Stock Account will be maintained pursuant to Section 8.

        6.    Cash Compensation Deferral Election.    A participant may elect to defer none, all, fifty percent (50%), or seventy-five percent (75%) of his/her other Compensation that is payable in cash (i.e., one hundred percent (100%) of all other Compensation that is not subject to any mandatory Stock Units). A participant's cash Compensation deferral election with respect to the Annual Retainer shall specify whether the deferred Annual Retainer is to be credited to the Cash Account or to the Stock Account. All other Cash Compensation that a participant elects to defer will be credited to the Cash Account.

        Such election shall be made by written notification to the Vice President—Human Resources of Constellation Energy Group (or other vice president succeeding to that function). Such election shall be made prior to the calendar year during which the applicable cash Compensation is payable, and shall be effective as of the first day of such calendar year. If a participant initially becomes a Director during a calendar year, the election for such calendar year must be made within thirty (30) calendar days after the date the participant initially becomes a Director, and shall be effective with respect to Compensation earned after the date the election is received by the Vice President—Human Resources of Constellation Energy Group (or other vice president succeeding to that function). Elections under this Section shall remain in effect for all succeeding calendar years until revoked. Elections may be revoked by written notification to the Vice President—Human Resources of Constellation Energy Group (or other vice president succeeding to that function), and shall be effective as of the first day of the calendar year following the calendar year during which the revocation is received by such Vice President.

        Notwithstanding anything herein contained to the contrary, the Plan Administrator shall have the right in its sole discretion to permit a participant to defer other percentages of his/her Annual Retainer and/or other Compensation that is payable in cash.

        7.    Cash Accounts.    The Board may specify that cash Compensation that consists of the Annual Retainer that a participant has elected to defer into the Cash Account is credited to the participant's Cash Account on January 1 (or if later, the first day of the first month after the participant becomes a Director). All other cash Compensation that a participant has elected to defer is credited to the participant's Cash Account on each date such cash Compensation would otherwise have been paid to the Director. A participant's Cash Account shall be credited with earnings at the rate earned by the Interest Income Fund under the Constellation Energy Group, Inc. Employee Savings Plan, and computed in the same manner as under such plan. Earnings are credited to the Cash Account commencing on the date the applicable Deferred Cash Compensation is credited to the Cash Account. If a participant ceases to be a Director prior to December 31 of any calendar year, the participant will forfeit a pro-rated amount of the Annual Retainer that was credited to the Cash Account during the calendar year. The amount forfeited shall equal the Annual Retainer amount credited during the calendar year times a fraction, the numerator of which is the number of full calendar months in the calendar year after the participant's Board membership ceased, and the denominator of which is 12 (or, for a participant who became a Director during the calendar year, the number of months during the calendar year after the participant became a Director (including the month Board membership commenced).

        8.    Stock Accounts.    The Board may specify that cash Compensation that consists of the Annual Retainer that a participant has elected to defer into the Stock Account is credited to the participant's Stock Account on January 1 (or if later, the first day of the first month after the participant becomes a Director). A participant's Stock Account shall be credited with Stock Units equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased with such Deferred Cash Compensation, at Fair Market Value on such date. Grants of mandatory Stock Units are credited to the Stock Account as set forth in Section 5.

        If a participant ceases to be a Director prior to December 31 of any calendar year, the participant will forfeit a pro-rated amount of the Annual Retainer that was credited to the Stock Account during the calendar year. The amount forfeited shall equal the Annual Retainer amount credited during the calendar year times a fraction, the numerator of which is the number of full calendar months in the calendar year after the participant's Board membership ceased, and the denominator of which is 12 (or, for a participant who became a Director during the calendar year, the number of months during the calendar year after the participant became a Director (including the month Board membership commenced)).

        As of any dividend distribution date for the Common Stock, the participant's Stock Account shall be credited with additional Stock Units equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased, at the closing price of a share of Common Stock on such date as reported in "New York Stock Exchange Composite Transactions" as published in the Eastern Edition of The Wall Street Journal, with the amount which would have been paid as dividends on that number of shares (including fractions of a share) of Common Stock which is equal to the number of Stock Units then credited to the participant's Stock Account.

        In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in the Common Stock, then appropriate adjustments shall be made in the number of Stock Units in each participant's Stock Account. Such adjustments shall be made effective on the date of the change related to the Common Stock.

        9.    Distributions of Plan Accounts.    Distributions of Plan Accounts shall be made in cash only, from the general assets of Constellation Energy Group.

        A participant may elect (by notification in the form and manner established by the Vice President—Human Resources of Constellation Energy Group (or other Vice President succeeding to that function) from time to time) to begin distributions (i) in the calendar year following the calendar year that eligibility to participate terminates, (ii) in the calendar year following the calendar year in which a participant attains age 70, if later, or (iii) any calendar year between (i) and (ii). Such election must be made prior to the end of the calendar year in which eligibility to participate terminates. Alternatively, a participant who reaches age 70 while still a Director may elect to begin distributions, in the calendar year following the calendar year that the participant reaches age 70, of amounts in his/her Plan Accounts as of the end of the calendar year the participant reaches age 70. Such election must be made prior to the end of the calendar year in which the participant reaches age 70, and a distribution election to receive any subsequently deferred amounts beginning in the calendar year following the calendar year that eligibility to participate terminates, must be made prior to the end of the calendar year in which eligibility to participate terminates.

        A participant may elect (by notification in the form and manner established by the Vice President—Human Resources of Constellation Energy Group (or other vice president succeeding to that function) from time to time) to receive distributions in a single payment or in annual installments during a period not to exceed fifteen years. The single payment or the first installment payment, whichever is applicable, shall be made within the first sixty (60) calendar days of the calendar year elected for distribution. Subsequent installments, if any, shall be made within the first sixty (60) calendar days of each succeeding calendar year until the participant's Plan Accounts have been paid out.

        In the event applicable elections are not timely made, a participant shall receive a distribution in a single payment within the first sixty (60) calendar days of the calendar year following the calendar year that eligibility to participate terminates.

        Earnings are credited to the Cash Account through the date of distribution, and amounts held for installment payments shall continue to be credited with Earnings. The value of the Cash Account that is payable in cash on the date of the single payment distribution is equal to the balance in the Cash Account on the date that is no earlier than five (5) calendar days prior to the day of such distribution ("Distribution Valuation Date"). The amount of any cash distribution to be made in installments from the Cash Account will be determined by multiplying (i) the balance in such Cash Account on the Distribution Valuation Date by (ii) a fraction, the numerator of which is one and the denominator of which is the number of installments in which distributions remain to be made (including the current distribution).

        If a participant dies or becomes Disabled, the entire unpaid balance of his/her Plan Accounts shall be paid to the beneficiary(ies) designated by the participant by notification in the form and manner established by the Vice President—Human Resources of Constellation Energy Group (or other vice president succeeding to that function) from time to time or, if no designation was made, in the event of death, to the estate of the participant, and in the event of Disability, to the participant. Payment shall be made within sixty (60) calendar days after notice of death or Disability is received by such Vice President, unless prior to the participant's death or Disability, the participant elected (in the form and manner established by the Vice President—Human Resources of Constellation Energy Group (or other vice president succeeding to that function) from time to time) a delayed and/or installment distribution option for such beneficiary(ies); provided, however that (i) such a distribution option election shall be effective only if the value of the participant's Plan Accounts is more than $50,000 on the date of the participant's death or Disability; and (ii) the final distribution must be made to such beneficiary(ies) no later than 15 years after the participant's death or Disability. After the end of the calendar year that a participant's eligibility to participate terminates, a distribution option election for a particular beneficiary is irrevocable; provided, however, that the participant may make a distribution option election for a new beneficiary who is initially designated after the participant's eligibility to participate terminates, and such election is irrevocable with respect to the new beneficiary.

        The value of the Stock Account, which is equal to the number of Stock Units in the Stock Account multiplied by the Fair Market Value on the date of the participant's death or Disability, is transferred to the Cash Account on such date. Earnings are credited to the Cash Account through the date of distribution, and amounts held for installment payments shall continue to be credited with Earnings. The value of the Cash Account that is payable in cash on the date of the single payment distribution is equal to the balance in the Cash Account on the date that is no earlier than five (5) calendar days prior to the day of such distribution ("Beneficiary Distribution Valuation Date"). The amount of any cash distribution to be made in installments from the Cash Account will be determined by multiplying (i) the balance in such Cash Account on the Beneficiary Distribution Valuation Date by (ii) a fraction, the numerator of which is one and the denominator of which is the number of installments in which distributions remain to be made (including the current distribution).

        Upon the death of a participant's beneficiary for whom a delayed and/or installment distribution option was elected, the entire unpaid balance of the participant's Cash Account shall be paid to the beneficiary(ies) designated by the participant's beneficiary by notification in the form and manner established by the Vice President—Human Resources of Constellation Energy Group (or other vice president succeeding to that function) from time to time or, if no designation was made, to the estate of the participant's beneficiary. Payment shall be made within sixty (60) calendar days after notice of death is received by such Vice President. The value of the Cash Account that is payable in cash is equal to the balance in the Cash Account on the date that is no earlier than five (5) calendar days prior to the day of such distribution.

        Notwithstanding anything herein contained to the contrary, the Plan Administrator shall have the right in its sole discretion to (i) vary the manner and timing of distributions of a participant or beneficiary entitled to a distribution under this Section 9, and may make such distributions in a single payment or over a shorter or longer period of time than that elected by a participant; and (ii) vary the period during which the closing price of Common Stock is referenced to determine the value of the Stock Account that is transferred to the Cash Account on the date on which the participant's eligibility to participate terminates. Any affected participants will not participate in exercising such discretion.

        10.    Beneficiaries.    A participant shall have the right to designate, change or rescind a beneficiary(ies) who is to receive a distribution(s) pursuant to Section 9 in the event of the death or Disability of the participant. A participant's beneficiary(ies) for whom a delayed and/or installment distribution option was elected shall have the right to designate a beneficiary(ies) who is to receive a distribution pursuant to Section 9 in the event of the death of the participant's beneficiary(ies).

        Any designation, change or recision of the designation of beneficiary shall be made by notification in the form and manner established by the Vice President—Human Resources of Constellation Energy Group (or other vice president succeeding to that function) from time to time. The last designation of beneficiary received by such Vice President shall be controlling over any testamentary or purported disposition by the participant (or, if applicable, the participant's beneficiary(ies)), provided that no designation, recision or change thereof shall be effective unless received by such Vice President prior to the death or Disability (whichever is applicable) of the participant (or, if applicable, the death of the participant's beneficiary(ies)).

        If the designated beneficiary is the estate, or the executor or administrator of the estate, of the participant (or, if applicable, the participant's beneficiary(ies)), a distribution pursuant to Section 9 may be made to the person(s) or entity (including a trust) entitled thereto under the will of the participant (or, if applicable, the participant's beneficiary(ies)), or, in the case of intestacy, under the laws relating to intestacy.

        11.    Valuation of Plan Accounts.    The Plan Administrator shall cause the value of a participant's Plan Accounts to be determined and reported to Constellation Energy Group and the participant at least once per year as of the last business day of the calendar year. The value of the Stock Account will equal the number of Stock Units in the Stock Account multiplied by the closing price of a share of Common Stock on the last business day of the calendar year as reported in "New York Stock Exchange Composite Transactions" as published in the Eastern Edition of The Wall Street Journal. The value of the Cash Account will equal the balance in the Cash Account on the last business day of the calendar year.

        12.    Withdrawals.    No withdrawals of Plan Accounts may be made, except a participant may at any time request a hardship withdrawal from his/her Plan Accounts if he/she has incurred an unforeseeable financial emergency. An unforeseeable financial emergency is defined as severe financial hardship to the participant resulting from a sudden and unexpected illness or accident of the participant (or of his/her dependents), loss of the participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant. The need to send a child to college or the desire to purchase a home are not considered to be unforeseeable emergencies. The circumstance that will constitute an unforeseeable emergency will depend upon the facts of each case.

        A hardship withdrawal will be permitted by the Plan Administrator only as necessary to satisfy an immediate and heavy financial need. A hardship withdrawal may be permitted only to the extent reasonably necessary to satisfy the financial need. Payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (iii) by cessation of deferrals under the Plan.

        The request for hardship withdrawal shall be made by notification in the form and manner established by the Plan Administrator from time to time. Such hardship withdrawal will be permitted only with approval of the Plan Administrator. The participant will receive a lump sum payment after the Plan Administrator has had reasonable time to consider and then approve the request.

        The value of the Stock Account for purposes of processing a hardship cash withdrawal is equal to the number of Stock Units in the Stock Account multiplied by the Fair Market Value on the date on which the hardship withdrawal is processed. The value of the Cash Account for purposes of processing a hardship cash withdrawal is equal to the balance in the Cash Account on the date on which the hardship withdrawal is processed.

        13.    Change in Control.    The terms of this Section 13 shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and control over any other provisions of this Plan. Upon the occurrence of a Change in Control followed within one year of the date of such Change in Control by the participant's cessation of Board membership for any reason, such participant shall be paid the value of his/her Plan Accounts in a single, lump sum cash payment. The value of the Stock Account, which is equal to the number of Stock Units in the Stock Account multiplied by the Fair Market Value on the date of the participant's cessation of Board membership, is transferred to the Cash Account on such date. Earnings are credited to the Cash Account through the date of distribution. The value of the Cash Account that is payable in cash on the date of the single lump sum cash payment is equal to the balance in the Cash Account on the date that is no earlier than five (5) calendar days prior to the day of such distribution. Such payment shall be made as soon as practicable, but in no event later than thirty (30) calendar days after the date of the participant's cessation of Board membership. On or after a Change in Control, no action, including, but not by way of limitation, the amendment, suspension or termination of the Plan, shall be taken which would affect the rights of any participant or the operation of this Plan with respect to the balance in the participant's Plan Accounts.

        14.    Withholding.    Constellation Energy Group may withhold to the extent required by law all applicable income and other taxes from amounts deferred or distributed under the Plan.

        15.    Copies of Plan Available.    Copies of the Plan and any and all amendments thereto shall be made available to all participants during normal business hours at the office of the Plan Administrator.

        16.    Miscellaneous.

          (i)  Inalienability of benefits—Except as may otherwise be required by law or court order, the interest of each participant or beneficiary under the Plan cannot be sold, pledged, assigned, alienated or transferred in any manner or be subject to attachment or other legal process of whatever nature; provided, however, that any applicable taxes may be withheld from any cash benefit payment made under this Plan.

         (ii)  Controlling law—The Plan and its administration shall be governed by the laws of the State of Maryland, except to the extent preempted by federal law.

        (iii)  Gender and number—A masculine pronoun when used herein refers to both men and women and words used in the singular are intended to include the plural, and vice versa, whenever appropriate.

         (iv)  Titles and headings—Titles and headings to articles and sections in the Plan are placed herein solely for convenience of reference and in any case of conflict, the text of the Plan rather than such titles and headings shall control.

          (v)  References to law—All references to specific provisions of any federal or state law, rule or regulation shall be deemed to also include references to any successor provisions or amendments.

         (vi)  Funding and expenses—Benefits under the Plan are not vested or funded, and shall be paid out of the general assets of Constellation Energy Group. To the extent that any person acquires a right to receive payments from Constellation Energy Group under this Plan, such rights shall be no greater than the right of any unsecured general creditor of Constellation Energy Group. The expenses of administering the Plan will be borne by Constellation Energy Group.

        (vii)  Not a contract—Participation in this Plan shall not constitute a contract of employment or Board membership between Constellation Energy Group and any person and shall not be deemed to be consideration for, or a condition of, continued employment or Board membership of any person.

       (viii)  Successors—In the event Constellation Energy Group becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which Constellation Energy Group will not be the surviving corporation or in which the holders of the common stock of Constellation Energy Group will receive securities of another corporation (in any such case, the "New Company"), then the New Company shall assume the rights and obligations of Constellation Energy Group under this Plan.

Constellation Energy Group, Inc.
Deferred Compensation Plan
For Non-Employee Directors

Addendum

The Board of Directors of Constellation Energy Group, Inc. has authorized an amendment to the Constellation Energy Group, Inc. Deferred Compensation Plan for Non-Employee Directors, to be made effective January 1, 2005, to allow non-employee directors to defer all of their restricted stock award into deferred stock units. The amount deferred is credited to the participant's Stock Account on January 1 (or, if later, the first day of the first month after the participant becomes a Director). A participant's Stock Account shall be credited with Stock Units equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased with the value of such deferred restricted stock award, at Fair Market Value on such date.

        If a participant ceases to be a Director prior to December 31 of any calendar year, the participant will forfeit a pro-rated amount of the deferred restricted stock award that was credited to the Stock Account during the calendar year. The amount forfeited shall equal the amount of the deferred restricted stock award credited during the calendar year times a fraction, the numerator of which is the number of full calendar months in the calendar year after the participant's Board membership ceased, and the denominator of which is 12 (or, for a participant who became a Director during the calendar year, the number of months during the calendar year after the participant became a Director (including the month Board membership commenced)).

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CONSTELLATION ENERGY GROUP, INC. DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
Constellation Energy Group, Inc. Deferred Compensation Plan For Non-Employee Directors Addendum